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                                                  EXHIBIT 10.1


                 WAIVER AND AMENDMENT AGREEMENT


     WHEREAS, the City of Chaska, Minnesota (the "Municipality") and Lifecore Biomedical, Inc., a Minnesota corporation (the "Borrower") entered into a certain Loan Agreement dated as of September 1, 1990 (the "Loan Agreement"), which agreement was assigned by the Municipality to Norwest Bank Minnesota, National Association, as Trustee (the "Trustee") pursuant to a Trust Indenture dated as of September 1, 1990 (the "Indenture") in connection with the issuance and sale by the Municipality of its Industrial Development Revenue Bonds (LifeCore Biomedical, Inc. Project), Series 1990 (the "Bonds"). Terms not defined herein shall have the meanings set forth in the Indenture;

     WHEREAS, the Borrower has requested the waiver of certain requirements of Section 3.05 of the Loan Agreement and of the current terms of Sections 6.09(a)(i), 6.09(b), 6.09(c) and 6.09(d)(i) of the Loan Agreement and the modification of Sections 6.09(a)(i) and (ii), 6.09(b), 6.09(c) and 6.09(d)(i) and (ii) of
the Loan Agreement, as amended by the Waiver and Amendment Agreement dated August 3, 1992 and as further amended by the Waiver and Amendment Agreement dated July 28, 1994;

     WHEREAS, the registered owners of all of the outstanding
Bonds (herein the "Bondholders") are willing to agree to the request of the Borrower and direct the Trustee to consent thereto based on the Borrower's agreements set forth herein;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

(1) The Trustee has received a Certificate of Completion of the Project Manager pursuant to Section 3.05 of the Loan Agreement as to completion of the Project and related matters. The requirements that the Borrower also deliver a separate certificate of the Independent Engineer pursuant to
     Section 3.05 of the Loan Agreement and complete the items listed in clauses (a), (b) and (c) of Section 3.05 of the Loan Agreement are hereby waived.

(2) Compliance with the current provisions of Section 6.09(a)(i) of the Loan Agreement is hereby waived and Sections
     6.09(a)(i) and (ii) of the Loan Agreement are hereby amended to read as follows:

     Section 6.09  (a) CASH FLOW COVERAGE TEST.  (i) For the
Fiscal Year ending June 30, 1996, Borrower shall not be subject to a minimum Cash Flow Coverage Ratio.

     (ii) For each Fiscal Year commencing with the Fiscal Year ending June 30, 1997 ("Fiscal 1997"), the Borrower will, for the twelve-month period ending at each fiscal quarter, maintain a minimum Cash Flow Coverage Ratio of 2.00:1. At the Borrower's option, for purpose of computing the Cash Flow Coverage Ratio for any of the first three fiscal quarters of Fiscal 1997, the Borrower shall be permitted to base such calculation either upon Consolidated Adjusted Net Income for the preceding twelve-month period or upon the Consolidated Adjusted Net Income for the preceding six-month period, multiplied by two.


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(3)  Compliance with the current provisions of Section 6.09(b) of the Loan Agreement is hereby waived and Section 6.09(b) of the Loan Agreement is hereby amended to read as follows:

     Section 6.09 (b) LEVERAGE TEST. Borrower shall at all times and at the end of each fiscal quarter maintain the following maximum ratio of Consolidated Long Term Debt to Consolidated Net Worth during the following Fiscal Years:

               1997 and thereafter           .50:1

(4) Compliance with the current provisions of Section 6.09(c) of the Loan Agreement is hereby waived and Section 6.09(c) of the Loan Agreement is hereby amended to read as follows:

     Section 6.09 (c) CURRENT RATIO. Through June 30, 1996, Borrower shall not be subject to a minimum ratio of Consolidated Current Assets to Consolidated Current Liabilities (the "Current Ratio"). For each fiscal year commencing with Fiscal 1997, the Borrower shall at all times and at the end of each fiscal quarter maintain a Current Ratio of not less than 2.00:1.

(5) Compliance with the current provisions of Section 6.09(d)(i) of the Loan Agreement is hereby waived and Sections
     6.09(d)(i) and (ii) of the Loan Agreement are hereby amended to read as follows:

     Section 6.09  (d) FIXED CHARGES COVERAGE TEST.  (i) For the
Fiscal Year ending June 30, 1996, Borrower shall not be subject to a minimum Fixed Charges Coverage Ratio.

     (ii) For each Fiscal Year commencing with Fiscal 1997, the Borrower will, for the twelve-month period ending at each fiscal quarter, maintain a minimum Fixed Charges Coverage Ratio of 1.30:1. At the Borrower's option, for purposes of computing the Fixed Charges Coverage Ratio for any of the first three fiscal quarters of Fiscal 1997, the Borrower shall be permitted to base such calculation either upon Consolidated Adjusted Net Income plus rental payments on operating leases for the preceding twelve-month period or upon the Consolidated Adjusted Net Income plus rental payments on operating leases for the preceding six-month period, multiplied by two.

(6) Borrower agrees that, through July 1, 1996, it will make advance payments of cash into the Bond Fund established pursuant Section 5.01 of the Indenture, as described in this paragraph 6. At all times during this period, Borrower shall have made advance payments in a sufficient amount to satisfy the next two monthly payments payable by Borrower pursuant to the Loan Agreement. The parties acknowledge that Borrower may, at its option, obtain such cash through the issuance and sale from time to time of Common Stock, $.01 par value, of Borrower pursuant to an effective registration statement.

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(7)  The Bondholders hereby direct the Trustee, as assignee of the Loan Agreement by the Municipality, to consent to the foregoing pursuant to Article XII.

     IN WITNESS WHEREOF, the parties have caused this agreement to be signed on their behalf as of this 27th day of July, 1995.

LIFECORE BIOMEDICAL, INC.          NORWEST BANK MINNESOTA,
                                     NATIONAL ASSOCIATION,
                                     as Trustee

     /s/ James W. Bracke                /s/ Patricia A. Fischer
By______________________________   By______________________________

       President & CEO                    Vice President
  Its___________________________     Its___________________________

PUTNAM MANAGED MUNICIPAL           PUTNAM MUNICIPAL INCOME FUND
   INCOME TRUST


      /s/ Howard Manning                /s/ Triet M. Nguyen
By______________________________   By______________________________

       S.V.P.                             S.V.P
  Its___________________________     Its___________________________

PUTNAM TAX FREE HIGH
   YIELD FUND

     /s/ Triet M. Nguyen
By_______________________________

         S.V.P.
   Its___________________________








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